                                                                   EXHIBIT 10.5



                           SOFTWARE LICENSE AGREEMENT


           This License Agreement ("Agreement") made as of July 1, 1997 ("Effective Date"), between VI/Visualize, Inc. ("Visualize"), a Nevada corporation, having as its principal place of business at 1819 E. Morten, Suite 210, Phoenix, Arizona 85020 and Accrue Software, Inc. ("Accrue"), a Delaware corporation, having its principal place of business at 1275 Orleans Drive, Sunnyvale, CA 94089.

                                    RECITALS

           A. Visualize has developed and owns certain computer software known as Visualize DataVista SDK (defined below as the "Product").

           B. Accrue wishes to include certain aspects of the Product in executable form in web analysis products Accrue is developing (defined below as the "Application").

           C. Visualize wishes to license the Product to Accrue and Accrue wishes to license the Product from Visualize on the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

           1. DEFINITIONS

              1.1 "Product" is defined as any component of the Visualize DataVista SDK ("DataVista"), as described in Exhibit A that is supplied to Accrue under the terms of this Agreement, including all Documentation, Product Releases and Maintenance Releases.

              1.2 "Documentation" is defined as the "Visualize DataVista SDK Reference Manual" in electronic or printed form and the "DataVista HTML Class Library Reference."

              1.3 "Product Release" is defined as a major enhancement or restructuring of the Product. A Product Release is identified by an integer version number, for example, Visualize DataVista SDK, Version 2.0.

              1.4 "Maintenance Release" is defined as an update to an existing release which adds minor features or corrects documented bugs. A Maintenance Release is identified by a decimal integer appended to the Product Release number, for example, Visualize DataVista SDK, Version 2.1.

              1.5 "Application" is defined as the software programs including enhancements and future versions thereof into which Accrue wishes to integrate the Product, as more fully described in Exhibit C.

           2. LICENSE OF PRODUCT

              2.1 LICENSE: Visualize hereby grants to Accrue a perpetual, non-exclusive (except as set forth below), worldwide license (i) to copy and incorporate all or part of Product, in object code (.class files) in Application(s), (ii) to market, distribute, license and sublicense, without restriction, Application(s) which incorporate the Product and any modifications, enhancements, and/or alterations thereto, (iii) to develop Applications incorporating the Product and to modify and enhance the Product for such development, (iv) to grant trial licenses of Applications incorporating the Product, and (v) to grant sublicenses to the above licenses. If and when the source code to the Product is released to Accrue under Section 4.9 below, Visualize hereby grants Accrue a perpetual, non-exclusive (except as set forth below), worldwide, royalty-free license to use the source code to support and maintain the Product as well as make modifications and enhancements thereto (including enhancements that maintain competitiveness of the Product with then market standards) in support of Accrue's rights to market, distribute, and license Applications which incorporate the Product. Accrue may not, without Visualize's written consent, distribute the Product as a stand-alone product or otherwise use the Product in a manner inconsistent with this license agreement, except that Accrue may distribute Maintenance Releases and Product Releases on a stand-alone basis to its end users of the Application. Visualize will not directly or indirectly license the Product or any similar or successor product to Andromedia, Inc. or NetGenesis, Inc. or any parent or subsidiary of the foregoing for use in a product that competes with Application(s) for one year from the Effective Date of this Agreement.

              2.2 CONSIDERATION: For the rights and license granted herein, Accrue will pay Visualize as provided in Exhibit B attached hereto. [*] payments to Visualize will be made [*], with the first payment due on October 31, 1998.

              2.3 PROPRIETARY RIGHTS: Accrue agrees that the Product is and shall remain the sole property of and proprietary to Visualize. Nothing in this Agreement shall alter these rights and no title to or ownership of the Product is transferred to Accrue. Each party may use the trademarks or name of the other in promotional and advertising material related to distribution of the Product provided such use is consistent with the standards of the other party and is approved by such party before use of the material. Any such material not disapproved within five working days will be deemed approved.

              2.4 DELIVERY OF PRODUCT: Upon the execution of this Agreement, Visualize shall deliver to Accrue the Product, (by CD-ROM, magnetic diskettes, or electronically for installation on Accrue's computers) and such other diskettes, CD-ROMs, manuals, examples, and other information as may relate to or comprise the Product, including without limitation the items described on Exhibit A hereto. The Product will be shipped to Accrue at the address set forth on the signature page or such other address specified by Accrue in writing. Visualize may package and ship the product in any commercially reasonable manner. Thereafter, Visualize will deliver to Accrue, without charge (by CD-ROM, magnetic diskettes, or electronically for

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installation on Accrue's computers) any Product Releases and Maintenance
Releases and one master copy of any changes to the related Documentation promptly when available.

              2.5 TAXES: Accrue is responsible for all applicable sales, use, personal property, excise or other similar taxes or export and import taxes, duties, and charges, however designated (except only for tax based on the net income of Visualize or franchise tax arising from Visualize's activities) and such taxes shall be paid directly by Accrue or reimbursed by Accrue to Visualize, as necessary, without reducing the amount otherwise due to Visualize hereunder.

           3. SUPPORT AND MAINTENANCE

              3.1 SUPPORT: Visualize will provide Accrue, free of charge, with phone and email technical support [*] for the term of the contract. Such support will be available only during the hours of 8 a.m. to 5 p.m. Pacific Standard Time. Accrue will provide technical support to its end users, and Visualize will interface only with one primary and back-up Accrue appointed technical support representative on any technical support related issues.

              3.2 TRAINING: Visualize will provide Accrue, [*] with
24 consulting hours, all or part of which may be used in an on site training visit by a Visualize developer to Accrue, travel at Visualize's expense.

3.3 MAINTENANCE: Visualize will provide, [*] promptly when available, Product Releases and Maintenance Releases to Accrue during the term of this Agreement. Maintenance Releases will be provided to fix bugs, whether or not reported by Accrue, and to provide minor enhancements to the Product. If Accrue reports a documented, reproducible bug in Product that significantly impairs the intended functionality of the Application, then Visualize will use its best efforts to provide a specific correction within 7 business days. Visualize shall notify Accrue of its plans to release any Product Release or Maintenance Release as soon as practicable prior to the scheduled release date, and in no event less than twenty (20) days prior to such release.

           4. COVENANTS

              4.1 CONFIDENTIALITY: Each party will keep confidential any confidential information relating to (i) the Product or to the other party's business, finances, marketing and technology to which it obtains access and (ii) the terms and conditions of this Agreement, and each party agrees that it will take reasonable precautions to protect such confidential information of the other party, or any part thereof to the same extent it protects its own similar confidential information from any use, disclosure or copying, except to the extent technical information relating to the Product is used, or copied by Accrue for the purpose of (i) developing Application(s) incorporating the Product pursuant to this Agreement (ii) obtaining any necessary governmental approvals, or (iii) otherwise performing its rights or obligations as contemplated by this Agreement. Confidential information of a party shall not include information which (i) is or becomes publicly known through no fault of the other party, (ii) is disclosed to the other party by a third party who had lawfully obtained such information and without a breach of such third

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party's confidentiality obligations, (iii) is developed independently by the other party, or (iv) the party has given written permission to the other party to not keep confidential. A party wishing to use or disclose information based on any of the foregoing exceptions will have the burden of proving the applicability of such exception by objective or verifiable evidence and will in no event use such information prior to 30 days after notice of such intention to the other party hereto.

              4.2 INJUNCTIVE RELIEF: In the event of a breach of any of the provisions of Section 4.1, the parties agree that there would be no adequate remedy at law, and accordingly the parties agree that the non-breaching party, in addition to any other available legal or equitable remedies, is entitled to seek injunctive relief against such breach without any requirement to post bond as a condition of such relief.

              4.3 COPYRIGHT PROTECTION: Accrue shall include with all copies of Product any copyright notices included in the object code version of the Product (to the extent such inclusion is technically feasible and reasonable, given the parties' intended use of Product), and shall comply with Visualize's reasonable written instructions regarding protection thereof under applicable copyright laws.

              4.4 REVERSE COMPILING: Accrue shall not attempt to create or permit others to attempt to create, by reverse compiling or disassembling or otherwise, any part of the source program for the Product from the object code or from other information made available to the Accrue. Accrue authorizes Visualize to incorporate means for frustrating such reverse compilation or disassembly in the Product.

              4.5 COPIES: Accrue may make machine readable copies of each Product and copies of the Documentation and other documents as necessary for the use authorized in this Agreement. All copies, whether in machine readable, printed, or other form, are part of the Product and Accrue must include on all such material Visualize's notice of its proprietary rights in the form set forth in the Product as delivered to Accrue.

              4.6 ACCESS: Accrue may disclose and make the Product accessible to its employees, contractors and agents only to the extent needed to exercise the licenses granted hereunder.

              4.7 GENERAL PAYMENT TERMS: Past due amounts will accrue interest at a rate of one percent (1%) per month. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled to reimbursement of all costs and reasonable attorney's fees incurred by such party.

              4.8 SOFTWARE AUDIT RIGHTS: Visualize shall have the right, using an independent auditor or agent and not more than once each calendar year during the term of this Agreement, upon thirty (30) days prior written notice to Accrue, to enter Accrue's premises during normal business hours to inspect Accrue's records to verify compliance by Accrue with the terms of this Agreement. Accrue agrees to cooperate with Visualize in any such inspection. All costs of such audit shall be borne by Visualize provided that if any such audit reveals an



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underpayment of 5% or more during the audited period, the costs of such audit shall be borne by Accrue, and Accrue shall promptly pay the amount of the underpayment plus accrued interest.

              4.9 PRODUCT SOURCE CODE: Visualize shall, at its sole cost and expense, establish a software escrow account with an escrow agent satisfactory to Accrue on or before the Effective Date and shall deposit a copy of the source code and object code for the Product and existing Documentation, manuals, logic diagrams, flow charts, operating instructions other materials describing the programming, design and use of the Product. After the Effective Date, Visualize shall deposit into the escrow account all source code and object code for Maintenance Releases and Product Releases and then-existing documentation upon delivery of such releases to Accrue. The parties and the escrow agent shall execute the Escrow Agreement attached hereto as Exhibit D on or before the Effective Date. Should Visualize become insolvent, declare bankruptcy or be declared bankrupt by a competent tribunal, make an assignment for the benefit of creditors, cease to conduct business in the normal course, or cease support of the Product for more than 60 days, Accrue shall be entitled to obtain from the escrow account a complete copy of the escrow materials, including the Product source code, from such escrow account, which Accrue shall have the right to use as set forth in the source code license in Section 2.1 above. In the event Visualize resumes rendering requested Support and Maintenance, the source code will be returned to the escrow account and be subject to the terms and conditions of this section governing access to such source code.

           5. WARRANTIES AND INDEMNIFICATION

              5.1 EXPRESS WARRANTY: Visualize represents and warrants to Accrue that it has all necessary corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to license the Product to Accrue, and that such license does not conflict with or infringe any rights of any third party (including, without limitation, any copyrights, patent rights or trade secrets), or any agreement to which Visualize is bound or the Product is subject.

              5.2 LIMITED WARRANTY: Visualize hereby warrants to Accrue that the Product will conform to its published specifications in all material respects. This warranty is limited and shall not apply if failure of the Product to conform to published specifications results from (i) improper use of the Product; or (ii) operation of the Product outside the environmental conditions specified on the User Documentation; or (iii) modifications to the Product not made by Visualize. This warranty does not apply to any release of the Product that is designated "beta test software" or "pre-release software" by Visualize.

              5.3 EXCLUSION OF IMPLIED WARRANTIES: ANY AND ALL OTHER WARRANTIES AS TO THE PRODUCT AND USER DOCUMENTATION, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, ARE SPECIFICALLY EXCLUDED, WAIVED, AND NEGATED.

              5.4 LIMITATION OF LIABILITY: NEITHER VISUALIZE NOR ITS OFFICERS, EMPLOYEES, OR DIRECTORS SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, SUCH AS, BUT NOT LIMITED TO,



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LOSS OF ANTICIPATED PROFITS OR BENEFITS, LOSS RESULTING FROM THE USE OF THE
PRODUCT OR ARISING OUT OF ANY BREACH OF ANY WARRANTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, VISUALIZE SHALL HAVE NO LIABILITY FOR ANY CLAIM OF ANY KIND OR NATURE, INCLUDING BUT NOT LIMITED TO VISUALIZE'S NEGLIGENCE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR IN CONNECTION WITH ANY USE OR OTHER EMPLOYMENT OF ANY PRODUCT LICENSED TO THE CUSTOMER HEREUNDER, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, OR OTHERWISE, WHICH MAY BE ASSERTED BY THE CUSTOMER. EXCEPT FOR IN RESPECT OF THIRD-PARTY CLAIMS PURSUANT TO SECTION 5.6 HEREIN, VISUALIZE'S AGGREGATE LIABILITY TO THE CUSTOMER FOR ALL LOSS AND DAMAGE WHETHER IN NEGLIGENCE, CONTRACT OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR THE OPERATION OR FAILURE TO OPERATE OF THE PRODUCT, SHALL IN ANY EVENT BE LIMITED TO AMOUNTS PAID TO VISUALIZE BY ACCRUE UNDER THIS AGREEMENT.

              5.5 NOTIFICATION: Accrue shall notify Visualize in writing of any claim or other legal proceeding involving the Product promptly after it becomes aware of any such claim of proceeding, and will also report all claimed or suspected failures of the Product to conform to the Documentation promptly after Accrue becomes aware of any such claimed or suspected failure, during the term of the Agreement.

              5.6 INDEMNIFICATION BY VISUALIZE: Visualize will defend, indemnify, and hold harmless Accrue against any claim that the Product (including Maintenance Releases and Product Releases) infringes any claim of copyright or trademark of any third party, or any claim under any patent or patent application, or that the foregoing incorporate any misappropriated trade secrets of a third party, provided that Accrue gives Visualize prompt written notice thereof, grants Visualize sole control of the defense and any related settlement negotiations, cooperates with Visualize in the defense of such claim and does not agree to settle any such claim without Visualize's written consent. If use of the Product is finally enjoined, or if Visualize anticipates the possibility of such an injunction, Visualize, at its option, will either (i) procure for Accrue the right to use the Product under the same terms and conditions of this Agreement, (ii) replace the Product with a substantially equivalent program the use of which is not so enjoined, or if neither of the foregoing options is reasonably available, (iii) terminate Accrue's license and refund the license fee paid for the Product. Notwithstanding the limitations on liability contained in Section 5.4, in the event that, as a result of a breach by Visualize of the provisions of Section 5.1 or if pursuant to this Section 5.6 Accrue is required to replace copies of the Applications containing the Product which has been distributed to Accrue's end users, or to refund any part of the fees paid by such end users, Visualize shall reimburse Accrue for all such reasonable replacement costs or refunds, as well as all reasonable costs incurred in removing copies from distribution channels. Notwithstanding the foregoing, Visualize shall have no liability to Accrue if the infringement results from (a) use of the Product in combination with other software or hardware, if the Product alone would not have been so infringing, (b) modifications to the Product not made by Visualize if such infringement would have been avoided by the absence of such modification, or (c) use of other than the versions of the Product



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most recently offered to Accrue within the preceding six month period if such infringement would have been avoided by use of such current versions. THE FOREGOING STATES THE ENTIRE LIABILITY OF VISUALIZE, AND THE SOLE REMEDY OF ACCRUE, WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR CONTRACTUAL RIGHTS OF THIRD PARTIES BY THE PRODUCT(S) OR ANY PARTS OR RELEASES THEREOF.

              5.7 EXCLUSIVE REMEDIES: Except in case of infringement of a third party intellectual property right, Accrue's exclusive remedies for any claims against Visualize arising out of the Agreement shall be limited to the following, at the option of Visualize: (a) replacement by Visualize of the Product with software acceptable to Accrue that functions substantially in accordance with the User Documentation; (b) repair by Visualize of the Product, by patch or work around, so that it functions substantially in accordance with the User Documentation or; (c) refund by Visualize of the money paid by Accrue and received by Visualize in respect to the Product. Accrue acknowledges that this Section 5.7 limits its remedies in the event that Visualize has breached any of its obligations to Accrue. WITHOUT LIMITING THE FOREGOING, VISUALIZE AND ACCRUE AGREE THAT IF ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL OTHER LIMITATIONS AND EXCLUSIONS OF LIABILITY SET FORTH HEREIN SHALL REMAIN IN EFFECT.

           6. TERM AND TERMINATION

              6.1 TERM - TERMINATION FOR CONVENIENCE: The term of this Agreement will be three years from the Effective Date. Notwithstanding the foregoing, Accrue may terminate this Agreement upon 60 days notice to Visualize.

              6.2 TERMINATION FOR CAUSE: The occurrence of any of the following events shall constitute a default under the terms of this Agreement, and a cause for termination of this Agreement:

                  (a) The failure by Accrue to pay Visualize any amount on or before the date payment is due, sixty (60) days after receipt of written notice notifying Accrue of such failure (to allow Accrue to cure such default); or

                  (b) The failure of a party to cure any breach of any material term of this Agreement (other than non-payment) within thirty (30) days of receipt of written notice thereof.

              6.3 EFFECT OF TERMINATION: If this Agreement expires or is terminated for any reason, the license granted hereunder shall terminate, and Accrue's right to distribute the licensed Product shall end immediately, provided however, Accrue shall have the right to distribute the licensed Product incorporated into its Applications which are in Accrue's inventory at the time of expiration or termination for a period of three (3) months thereafter, providing royalties on such sales are paid as set forth in Exhibit B. Within three months following such termination, Accrue shall return or destroy all copies of Product in Accrue's possession (other



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than one copy, for support of existing licenses) and certify in writing that all other copies of Product have been destroyed or returned. Notwithstanding any conflicting provision herein, following termination of this Agreement and for so long thereafter as is necessary for Accrue to satisfy obligations for support and maintenance services to its end users, Accrue shall have a limited license to use and modify a copy of the Product solely for such purposes, provided however that Accrue shall provide mutually acceptable assurances to Visualize which are appropriate under the circumstances. None of Accrue's existing sublicenses to end users for Product in Accrue's application(s) shall be affected by any termination of this Agreement and such licenses shall remain in full force and effect until the end of their then respective terms. After termination, Accrue shall also have the right to continue to obtain the same support and maintenance services from Visualize as set forth in this Agreement, including the right to distribute Maintenance Releases and Product Releases to Accrue's end users, at Visualize's then standard rates and payment terms.

              6.4 NO DAMAGES FOR TERMINATION: Neither Visualize nor Accrue shall be liable to the other for lost profits or incidental, punitive or consequential damages relative to termination of this Agreement in accordance with Section 6.1 or 6.2 even if advised of the possibility of such damages.

              6.5 SURVIVAL: Sections 2.3, 3.3 (except as modified by Section 6.3), 4.1, 4.2, 5 ,6 and 7, as well as Accrue's obligations to pay Visualize all sums due hereunder and all provisions regarding limitations of liability and remedies, shall survive termination or expiration of this Agreement.

           7. MISCELLANEOUS PROVISIONS

              7.1 NO JOINT VENTURE: This is an Agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any Agreement with a third party or to incur any obligation or liability on behalf of the other party.

              7.2 WAIVER: The failure of either party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of such breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such right or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

              7.3 VALIDITY: If any of the terms and provisions of this Agreement are invalid or unenforceable, such terms or provisions shall not invalidate the rest of the Agreement which shall remain in full force and effect as if such invalidated or unenforceable terms or provisions had not been made a part of this Agreement. In the event this Section 7.3 becomes operative, the parties agree to attempt to negotiate a settlement that carries out the economic intent of the term(s) found invalid or unenforceable.




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              7.4 FORCE MAJEURE: If circumstances beyond the control of the parties shall temporarily make it impossible for either or both of them to perform their agreements hereunder, then the principles of force majeure shall apply and the rights and obligations of the parties shall be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby. If such circumstances continue for 60 days, the performing party may terminate the Agreement.

              7.5 NOTICES: All notices and other communications herein provided for shall be sent by postage prepaid, via registered or certified mail or Federal Express, return receipt requested, or delivered personally to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as either party shall give to the other party in the manner provided herein for giving notice or by e mail or facsimile to the appropriate contact listed in Section 7.11 below. Notice by mail, e mail and facsimile shall be considered given on the date received. Notice delivered personally shall be considered given at the time it is delivered.

              7.6 TRANSFER, ETC: Neither party may assign, transfer, or delegate this Agreement or any such party's right and obligation hereunder to any third party hereto except as provided in this subsection, without the consent of the other party, which consent shall not be unreasonably withheld. Either party may assign this Agreement in its entirety to a subsidiary or affiliate so long as such party remains primarily liable for its obligations hereunder. In addition, either party may assign this Agreement in its entirety to any party that acquires a majority of such party's stock or substantially all of such party's assets relating to that portion of such party's business that is related to the subject of this Agreement. Any attempted assignment, delegation, or transfer in contravention of this subsection shall be null and void.

              7.7 SUCCESSORS AND PERMITTED ASSIGNS: This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

              7.8 COMPLETE AGREEMENT: This Agreement contains the whole agreement between the parties concerning the subject matter hereof and there are no collateral or precedent representations, agreements, or conditions not specifically set forth herein. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

              7.9 LAWS GOVERNING AGREEMENT: The validity of this Agreement and the rights, obligations, and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Arizona. Any dispute arising hereunder will be decided binding arbitration by a panel of three arbitrators (one selected by each party, and the third arbitrator selected by the first two arbitrators) under the rules of the American Arbitration Association in Phoenix, Arizona.

              7.10 NO THIRD PARTY BENEFICIARIES: The provisions of this Agreement are solely for the benefit of the parties hereto, and not for the benefit of any other person, persons, or legal entities.




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              7.11 CONTACTS. The initial principal contacts for notices under this Agreement shall be as follows:



                                        Visualize             Accrue
                                        ---------             ------
Administrative/Business Contact:      Neal Bangerter          Simon Roy

Engineering                           David Krider            Bob Page

PR/Marketing                          Troy Whisenhunt         Theresa Marcroft


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth above.


ACCRUE SOFTWARE, INC.                          VISUALIZE, INC.

By:    /s/ Simon Roy                           By:   /s/ Neal K. Bangerter
    ---------------------------------              ----------------------------

Name:  Simon Roy                               Name:  Neal K. Bangerter
       ------------------------------                 -------------------------


Title: President and CEO                       Title: President
       ------------------------------                 -------------------------

Date:  July 9, 1997                            Date:  July 1, 1997
       ------------------------------                 -------------------------



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                                    Exhibit A


"Product" for the purposes of this Agreement is defined as the following:

Visualize DataVista SDK consisting of the set of software and documentation components necessary to integrate Visualize DataVista SDK into Application. These include the following:

- Runtime .class files for redistribution with Application and the output of Application created by end-users.

-          Javadoc generated HTML API documentation.

-          DataVista SDK Manual and Tutorial.

- Use of developer key (which unlocks the functionality of the library) for the term of Agreement. The developer key remains the exclusive property of Visualize, and may not be transferred or disclosed to a third party without written permission from Visualize, unless such disclosure is necessary to implement the intent and purpose of this Agreement.

                                    Exhibit B

           1.0 PAYMENT - Accrue will pay [*] upon execution of Agreement.
This amount is non-refundable, and will be applied against future earned and minimum royalties. Except as noted below, Accrue will pay [*] from the sale of each Application to each end user, subject to [*]. In the event Accrue's price for the Application [*] Accrue will pay either [*]. Accrue will not pay royalties for services provided to end users in respect of the Application (including without limitation maintenance and support services and distribution of Maintenance Releases and Product Releases) or trial licenses to an unlimited number of end users. After the first year, Accrue will pay [*]. The amount by which the sum [*] exceeds the earned royalty (the "unearned excess") will be non-refundable, but will apply against future royalties. The [*] payment will be waived for [*]. Royalties will in no event [*].

           2.0 MOST FAVORED TERMS - If Visualize grants more favorable terms, on balance, to any other licensee for the same software, license rights, level of support, volumes, and term of license, Visualize will promptly so inform Accrue and extend the same terms to Accrue. Accrue will have 60 days from the time Visualize extends such terms to Accrue to accept the new terms. In the event that Accrue declines to accept the new terms within the 60 day period, this agreement will remain in full force and Accrue will not be retroactively entitled to the alternate terms.



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                                    Exhibit C


CUSTOMER APPLICATIONS\
DESCRIPTION

The Application is defined to be Accrue Insight and Insight follow-on products which include the Visualize DataVista SDK. Accrue Insight is a web analysis tool enabling analysis of Web sight information and other data integrated into the Insight data store.

                                 PREFERRED PLUS
                           TECHNOLOGY ESCROW AGREEMENT

                            Account Number __________

           This Agreement is effective ____________, 19__, among Data Securities International, Inc. ("DSI"), VI/Visualize, Inc. ("Depositor"), and Accrue Software, Inc. ("Preferred Registrant"), who collectively may be referred to in this Agreement as "the parties."

           A. Depositor and Preferred Registrant have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor. To distinguish from this Agreement, the other agreement(s) will be referred to as "the license agreement."

           B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

           C. The availability of the proprietary technology of Depositor is critical to Preferred Registrant in the conduct of its business and, therefore, Preferred Registrant needs access to the proprietary technology under limited circumstances.

           D. Depositor and Preferred Registrant desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

           E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 - DEPOSITS

           1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Registrant. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

           1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete an Exhibit B to list each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by the Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

           1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Registrant may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

           1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will sign the Exhibit B and mail and copy thereof to Depositor and Preferred Registrant. If DSI determines the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) sign the Exhibit B with the exceptions noted; and (c) provide and copy of the Exhibit B to Depositor and Preferred Registrant. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Registrant is Preferred Registrant's notice that the deposit materials have been received and accepted by DSI.

           1.5 Depositor's Representations. Depositor represents as follows:

               a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

               b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Registrant the rights as provided in this Agreement;

               c. The deposit materials are not subject to any lien or other encumbrance; and

               d. The deposit materials consist of the proprietary information and other materials identified either in the license agreement or Exhibit A, as the case may be.

           1.6 Verification. Preferred Registrant shall have the right, at Preferred Registrant's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

           1.7 Deposit Updates. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

           1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Registrant, or as otherwise provided in this Agreement.

ARTICLE 2 - CONFIDENTIALITY AND RECORDKEEPING

           2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Registrant to challenge any such order, provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

           2.2 Status Reports. DSI will issue to Depositor and Preferred Registrant a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

           2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Registrant shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 - GRANT OF RIGHTS TO DSI

           3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

           3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original deposit materials onto any copies made by DSI.

           3.3 Right to Sublicense Upon Release. As of the effective date of this Agreement, Depositor hereby grants to DSI a non-exclusive, irrevocable, perpetual, and royalty-free license to sublicense the deposit materials to Preferred Registrant upon the release, if any, of the deposit materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the deposit materials.

ARTICLE 4 - RELEASE OF DEPOSIT

           4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

               a. Depositor's failure to carry out its support and maintenance obligations imposed on it pursuant to the license agreement for a period of 60 days; or

               b. Existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days entry of an order for relief under Title 11 of the United States Code; the making by Depositor of a general assignment for the benefit of creditors; the appointment of a general receiver or trustee in bankruptcy of Depositor's business or property, or action by Depositor under any state insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation; or

               c. Depositor's failure to continue to do business in the ordinary course.

           4.2 Filing For Release. If Preferred Registrant believes in good faith that a Release Condition has occurred, Preferred Registrant may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by Federal Express or equivalent.

           4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Registrant by registered or certified mail, return receipt requested, or by Federal Express or equivalent. Additionally, DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Registrant, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

           4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Registrant or, if more than one registrant is registered to the deposit, to release a copy of the deposit materials to the Preferred Registrant. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

           4.5 Use License Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this
Article 4, Preferred Registrant shall have a non-exclusive, non-transferable, irrevocable right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Registrant by the license agreement. Preferred Registrant shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5 - TERM AND TERMINATION

           5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Registrant jointly instruct DSI in writing at any time after one year that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section
5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

           5.2 Termination for Nonpayment. In the event of the nonpayment of fees owned to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past-due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any other action under this Agreement so long as any payment due to DSI remains unpaid.

           5.3 Disposition of Deposit Materials Upon Termination. Upon any termination of this Agreement by joint instruction of Depositor and Preferred Registrant, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with such instructions. Upon any termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

           5.4 Survival of Terms Following Termination. Upon any termination of this Agreement, the following provisions of this Agreement shall survive:

               a. Depositor's Representations (Section 1.5).

               b. The obligations of confidentiality with respect to the deposit materials.

               c. The licenses granted in the sections entitled Right to Sublicense Upon Release (Section 3.3) and Use License Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination.

               d. The obligation to pay DSI any fees and expenses due.

               e. The provisions of Article 7.

               f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 - DSI'S FEES

           6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to its services. DSI shall notify the parties at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

           6.2 Payment Terms. SDI shall not be required to perform any service unless the payment for such service and any outstanding balances owned to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% pre annum) from the date of the invoice.

ARTICLE 7 - LIABILITY AND DISPUTES

           7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

           7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Registrant each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

           7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Registrant, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by Federal Express or equivalent, to the attorney for the party or, if unrepresented, to the party at the last known business address.

           7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the state of California, without regard to its conflict of law provisions.

           7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

               a. Give DSI at least two business days' prior notice of the hearing;

               b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

               c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

ARTICLE 8 - GENERAL PROVISIONS

           8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except Exhibit A need not be signed by DSI and Exhibit B need not be signed by Preferred Registrant.

           8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class Mail.

           8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

           8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor of Depositor or Preferred Registrant unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.



VI/Visualize, Inc.
----------------------------------             --------------------------------
Depositor                                      Preferred Registrant

By:    Neal K. Bangerter                       By:
   -------------------------------                -----------------------------

Name:  Neal K. Bangerter                       Name:
     -----------------------------                  ---------------------------

Title: President                               Title:
      ----------------------------                   --------------------------

Date:  July 1, 1997                            Date:
     -----------------------------                  ---------------------------




                       Data Securities International, Inc.

                       By: /s/ Christine A. Louie
                           -------------------------------
                           Christine A. Louie
                           Vice President Finance
                           7/1/97

                                   EXHIBIT B

                         DESCRIPTION OF DEPOSIT MATERIAL



Deposit Account Number_________________________________________________________

Depositor Company Name_________________________________________________________

DEPOSIT TYPE:  _____ Initial                          __________ Supplement


ENVIRONMENT:
Host System CPU/OS_________________________ Version________ Backup_____________
Source System CPU/OS_______________________ Version________ Compiler___________
Special Instructions: _________________________________________________________
_______________________________________________________________________________


DEPOSIT MATERIAL:
Exhibit B Name ____________________________ Version____________________________

Item label description_____________________ Media ____________ Quantity _______





For Depositor, I certify that                For DSI, I certify that the
the above described deposit                  deposit inspection has been
materials have been                          completed (any exceptions are
transmitted to DSI:                          noted above):


By___________________________                By________________________________

Print Name___________________                Print Name________________________

Date_________________________                Date______________________________

                                             ISE_________________ EX.B#________

                                    EXHIBIT C

                               DESIGNATED CONTACT

                          ACCOUNT NUMBER ______________



Notices to Deposit Material                                Invoices to Depositor should
returns and communication,                                 be addressed to:
including delinquencies to
Depositor should be addressed to:



Company Name:         _________________________            __________________________________
Address:              _________________________            __________________________________
                      _________________________            __________________________________
                      _________________________            __________________________________
Designated Contact:   _________________________            Contact:__________________________
Telephone:            _________________________            __________________________________
Facsimile             _________________________            __________________________________


State of
Incorporation:        _________________________


Notices to Deposit Material returns and communication, including delinquencies to Invoices to Depositor should be addressed to: Depositor should be addressed to:

Company Name:         _________________________            __________________________________
Address:              _________________________            __________________________________
                      _________________________            __________________________________
                      _________________________            __________________________________
Designated Contact:   _________________________            Contact:__________________________
Telephone:            _________________________            __________________________________
Facsimile             _________________________            __________________________________


           Requests from Depositor or Preferred Registrant to change the Designed Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred Registrant.


Contracts, Deposits Material                               Invoice inquires and fees
and notices to DSI should be                               remittances to DSI should be
addressed to:                                              addressed to:



DSI                                                        DSI
Attn:  Contract Administration                             Attn:  Accounts Receivable
Suite 200                                                  Suite 1450
9555 Chesapeake Drive                                      425 California Street
San Diego, CA  92123                                       San Francisco, CA  94104
Telephone:  (619) 694-1900                                 (415) 398-7900
Facsimile;  (619) 694-1919                                 (415) 398-7914

Date: ________________________

                            PREFERRED PLUS AMENDMENT
                            TO PREFERRED REGISTRATION
                           TECHNOLOGY ESCROW AGREEMENT

                            Account Number __________


           This document is intended to amend the Preferred Registration Technology Escrow Agreement (the "Agreement") between the undersigned parties, as follows:

           Section 1.6 is replaced with the following:

           DSI shall perform a Level One verification of the deposit materials upon the initial deposit and for each update. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. A Level One verification is defined as follows: DSI will cause a technically qualified DSI employee to evaluate the deposit materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the deposit materials, (b) the hardware and software configurations reasonably necessary to compile the deposit materials, and (c) the compilation instructions. DSI will then prepare and deliver to Depositor and Preferred Registrant a report describing the information so identified. The report will be provided within 30 days of any delivery of the deposit materials. It shall be the responsibility of the Depositor, and not DSI, to assure that the deposit materials contain the information so identified in DSI's report, as well as any other information that may be required in the license agreement.

           Preferred Registrant shall have the right, at Preferred Registrant's expense, to cause higher levels of verification of any deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

           Section 1.7 is modified to add the following:

           DSI shall notify Depositor in writing semiannually of Depositor's obligation to make updated deposits. Within 30 days of receipt of each such notice, Depositor shall certify in writing to DSI that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there has not been a release of a new version of the product since the last deposit.

           Except as specifically provided above, the Agreement shall remain in full force and effect without modification.


_____________________________                __________________________________
Depositor                                    Preferred Registrant

By___________________________                By________________________________

Name:________________________                Name:_____________________________

Title:_______________________                Title:____________________________

Date:________________________                Date:_____________________________



                       Data Securities International, Inc.




                                      -2-